NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces First Quarter 2020 Results

•GAAP EPS from continuing operations of $0.38 compared to $0.29 in the prior year first quarter
•Adjusted EPS from continuing operations (excluding the impact of additional shares) improved 23% to $0.53 compared to $0.43 in the prior year first quarter. Inclusive of the additional shares issued in February 2020, adjusted EPS expanded 12% to $0.48
•Operating income increased 5% as improved margins in all segments and cost containment actions offset a 5% sales decline related to the COVID-19 pandemic
•Liquidity remains strong as the company finished the quarter with $1.28 billion in cash

CLEVELAND – April 21, 2020 - PolyOne Corporation (NYSE: POL) today reported its first quarter results for 2020. GAAP earnings per share from continuing operations were $0.38 in the first quarter of 2020 compared to $0.29 in the first quarter of 2019.

Adjusted earnings per share excluding the impact of the additional shares issued in February of 2020 were $0.53. Inclusive of the additional shares, adjusted EPS was $0.48.

“The COVID-19 pandemic is having a significant impact on the world and our first priority is the health and safety of our associates, customers and all stakeholders. We are strictly adhering to government guidelines and protocols as well as other preventative measures to help stop the spread of the virus,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, PolyOne Corporation.

“I'm very grateful for our dedicated associates around the world who continue to serve our customers. We have 61 global manufacturing facilities, and all but two continue to operate, as we are an essential source of supply related to coronavirus support and recovery,” said Mr. Patterson.

The company noted its materials enable food, beverage and medical supplies to continue to be produced, packaged, shipped and used. This includes masks, protective garments, medical tubing and packaging for personal care products. In addition, the company’s materials are critical to infrastructure, electronics and telecommunications.

Commenting on the company’s first quarter results, Mr. Patterson said, “Improving margins in all three of our segments and an uptick in orders in Asia at the end of the quarter led to even better results than we expected and shared during our conference call on March 20, 2020. The pandemic has negatively impacted every region and many end markets, but certain end markets such as healthcare and packaging are holding up well.”

The company noted that it ended the quarter with $1.28 billion in cash, which also exceeded its previous guidance.

“Market conditions remain challenged, as most of the world outside of China remains under stay-at-home orders. While our business is essential in the supply chain for our customers, we are adjusting to and expecting reduced demand in the coming months most notably for transportation and consumer discretionary items,” Mr. Patterson added. “Fortunately, the actions we have taken in the past to strengthen our portfolio and our balance sheet have us well positioned to navigate these challenges.”

The company plans to provide more details on its first quarter performance and the status of the Clariant transaction on its call with investors and analysts on April 21, 2020 (details below). Given the uncertainty in global markets, the company does not plan to provide specific guidance for the second quarter or the balance of the year at this time.

Conference Call

The company will conduct a conference call at 8:00 a.m. Eastern Time on April 21, 2020. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 7899356. A simultaneous webcast of the call will be accessible via the Company’s website at www.polyone.com/investor.

A recording of the call will also be available for one week, beginning at 12:00 p.m. Eastern Time on April 21, 2020. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 7899356.

About PolyOne

PolyOne Corporation (NYSE: POL), with 2019 revenues of $2.9 billion, is a premier provider of specialized polymer materials, services and sustainable solutions. The company adds value to global customers and improves sustainability through formulating materials, such as:

•Barrier technologies that preserve the shelf-life and quality of food, beverages, medicine and other perishable goods through high-performance materials that require less plastic
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation
•Breakthrough technologies that minimize wastewater and improve the recyclability of materials and packaging across a spectrum of end uses

PolyOne employs approximately 5,600 associates and is certified ACC Responsible Care® and a founding member of the Alliance to End Plastic Waste. For more information, visit www.polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include the impact the COVID-19 pandemic has on our business, results from operations, financial condition and liquidity; the time required to consummate the acquisition of Clariant’s color and additive masterbatch business; the satisfaction or waiver of conditions in the purchase agreements; any material adverse changes in Clariant’s color and additive masterbatch business; the ability to obtain required regulatory or other third-party approvals and consents and otherwise consummate the proposed acquisition of Clariant’s color and additive masterbatch business; our ability to achieve the strategic and other objectives relating to the proposed acquisition of Clariant’s color and additive masterbatch business, including any expected synergies; our ability to successfully integrate Clariant’s color and additive masterbatch business and achieve the expected results of the acquisition of Clariant’s color and additive masterbatch business, including, without limitation, the acquisition being accretive; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; an ability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to acquisitions and integration, working capital reductions, costs reductions and employee productivity goals; information systems failures and cyberattacks; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

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To access PolyOne’s news library online, please visit www.polyone.com/news.

Investor Relations Contact:
Joe Di Salvo
Vice President, Treasurer and Investor Relations
PolyOne Corporation
+1 440-930-1921
giuseppe.disalvo@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2020	2019

Sales	$711.5	$750.6
Operating income	52.8	47.1
Net income from continuing operations attributable to PolyOne shareholders	33.1	22.4
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.38	$0.29
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.38	$0.29

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31, 2020		Three Months Ended March 31, 2019
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$33.1	$0.38	$22.4	$0.29
Special items, after tax (Attachment 3)	8.6	0.10	11.0	0.14
Adjusted net income / EPS - excluding special items	$41.7	$0.48	$33.4	$0.43

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2020	2019

Sales	$711.5	$750.6
Cost of sales	540.0	582.5
Gross margin	171.5	168.1
Selling and administrative expense	118.7	121.0
Operating income	52.8	47.1
Interest expense, net	(9.4)	(15.9)
Other income, net	1.6	0.1
Income from continuing operations before income taxes	45.0	31.3
Income taxes	(11.9)	(8.8)
Net income from continuing operations	33.1	22.5
(Loss) income from discontinued operations, net of income taxes	(0.3)	15.8
Net income	32.8	38.3
Net income attributable to noncontrolling interests	—	(0.1)
Net income attributable to PolyOne common shareholders	$32.8	$38.2

Earnings per share attributable to PolyOne common shareholders - Basic:
Continuing operations	$0.38	$0.29
Discontinued operations	—	0.20
Total	$0.38	$0.49

Earnings per share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.38	$0.29
Discontinued operations	—	0.20
Total	$0.38	$0.49

Cash dividends declared per share of common stock	$0.2025	$0.1950

Weighted-average shares used to compute earnings per common share:
Basic	86.3	77.8
Diluted	86.7	78.2

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended March 31,
	2020	2019
Cost of sales:
Restructuring costs	$—	$0.1
Environmental remediation costs	(0.4)	(2.1)
Reimbursement of previously incurred environmental costs	0.2	—
Acquisition related costs	—	(2.0)
Impact on cost of sales	(0.2)	(4.0)

Selling and administrative expense:
Restructuring, legal and other	(3.7)	(6.0)
Acquisition earn-out adjustments	(1.0)	—
Acquisition related costs	(4.8)	(2.3)
Impact on selling and administrative expense	(9.5)	(8.3)

Impact on operating income	(9.7)	(12.3)

Other income, net	0.1	0.1
Impact on income from continuing operations before income taxes	(9.6)	(12.2)
Income tax benefit on above special items	2.0	3.1
Tax adjustments(2)	(1.0)	(1.9)
Impact of special items on net income from continuing operations attributable to PolyOne Shareholders	$(8.6)	$(11.0)

Diluted earnings per common share impact	$(0.10)	$(0.14)

Weighted average shares used to compute adjusted earnings per share:
Diluted	86.7	78.2

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,280.2	$864.7
Accounts receivable, net	382.4	330.0
Inventories, net	271.1	260.9
Other current assets	56.9	57.7
Total current assets	1,990.6	1,513.3
Property, net	400.8	407.4
Goodwill	684.2	685.7
Intangible assets, net	461.4	469.3
Operating lease assets, net	58.9	63.8
Other non-current assets	146.8	133.8
Total assets	$3,742.7	$3,273.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$18.2	$18.4
Accounts payable	329.6	287.7
Current operating lease obligations	19.6	21.0
Accrued expenses and other current liabilities	320.4	375.4
Total current liabilities	687.8	702.5
Non-current liabilities:
Long-term debt	1,209.7	1,210.9
Pension and other post-retirement benefits	55.9	56.6
Non-current operating lease obligations	39.3	42.8
Other non-current liabilities	211.4	207.8
Total non-current liabilities	1,516.3	1,518.1
SHAREHOLDERS' EQUITY
PolyOne shareholders’ equity	1,538.6	1,051.9
Noncontrolling interest	—	0.8
Total equity	1,538.6	1,052.7
Total liabilities and equity	$3,742.7	$3,273.3

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2020	2019
Operating Activities
Net income	$32.8	$38.3
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	19.9	23.3
Share-based compensation expense	2.1	2.5
Changes in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(56.9)	(53.0)
Increase in inventories	(13.0)	(12.0)
Increase in accounts payable	44.6	1.2
Decrease in pension and other post-retirement benefits	(3.2)	(1.9)
Increase in post-acquisition earnout liabilities	1.0	—
Decrease in accrued expenses and other assets and liabilities, net	(19.1)	(23.1)
Payment of post-acquisition date earnout liability	(21.0)	—
Net cash used by operating activities	(12.8)	(24.7)
Investing Activities
Capital expenditures	(11.1)	(9.9)
Business acquisitions, net of cash acquired	—	(119.6)
Net proceeds from divestiture	7.1	—
Net proceeds from other assets	5.2	1.6
Net cash provided (used) by investing activities	1.2	(127.9)
Financing Activities
Borrowings under credit facilities	—	374.7
Repayments under credit facilities	—	(269.2)
Purchase of common shares for treasury	(13.6)	—
Cash dividends paid	(15.6)	(15.6)
Repayment of long-term debt	(2.0)	(1.6)
Payments of withholding tax on share awards	(1.3)	(1.3)
Proceeds from equity offering, net of underwriting discount and issuance costs	496.3	—
Payment of acquisition date earnout liability	(32.9)	—
Net cash provided by financing activities	430.9	87.0
Effect of exchange rate changes on cash	(3.8)	3.0
Increase (decrease) in cash and cash equivalents	415.5	(62.6)
Cash and cash equivalents at beginning of year	864.7	170.9
Cash and cash equivalents at end of period	$1,280.2	$108.3

Attachment 6
PolyOne Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended March 31,
	2020	2019
Sales:
Color, Additives and Inks	$256.5	$263.3
Specialty Engineered Materials	185.3	189.9
Distribution	289.5	317.3
Corporate and eliminations	(19.8)	(19.9)
Sales	$711.5	$750.6

Gross margin:
Color, Additives and Inks	$89.4	$89.5
Specialty Engineered Materials	52.6	50.4
Distribution	33.6	34.2
Corporate and eliminations	(4.1)	(6.0)
Gross margin	$171.5	$168.1

Selling and administrative expense:
Color, Additives and Inks	$48.9	$50.0
Specialty Engineered Materials	30.3	29.9
Distribution	14.2	14.7
Corporate and eliminations	25.3	26.4
Selling and administrative expense	$118.7	$121.0

Operating income:
Color, Additives and Inks	$40.5	$39.5
Specialty Engineered Materials	22.3	20.5
Distribution	19.4	19.5
Corporate and eliminations	(29.4)	(32.4)
Operating income	$52.8	$47.1

Attachment 7
PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31,
Reconciliation to Consolidated Statements of Income	2020	2019

Sales	$711.5	$750.6

Gross margin - GAAP	171.5	168.1
Special items in gross margin (Attachment 3)	0.2	4.0
Adjusted Gross margin	$171.7	$172.1

Adjusted Gross margin as a percent of sales	24.1%	22.9%

Operating income - GAAP	52.8	47.1
Special items in operating income (Attachment 3)	9.7	12.3
Adjusted Operating income	$62.5	$59.4

Adjusted Operating income as a percent of sales	8.8%	7.9%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$45.0	$9.6	$54.6	$31.3	$12.2	$43.5

Income tax expense - GAAP	(11.9)	—	(11.9)	(8.8)	—	(8.8)
Income tax impact of special items (Attachment 3)	—	(2.0)	(2.0)	—	(3.1)	(3.1)
Tax adjustments (Attachment 3)	—	1.0	1.0	—	1.9	1.9
Income tax expense	$(11.9)	$(1.0)	$(12.9)	$(8.8)	$(1.2)	$(10.0)

Effective Tax Rate(1)	26.5%		23.7%	28.1%		23.0%
(1) Rates may not recalculate from figures presented herein due to rounding.

Senior management has referenced adjusted EPS excluding the impact of additional shares issued in February 2020. On January 28, 2020, prior to the issuance of the additional shares, the Company provided guidance for adjusted EPS for the first quarter of 2020. This guidance excluded the impact of the additional shares subsequently issued in February. Accordingly, for purposes of comparability to the January 28, 2020 guidance, and prior year, management has referenced adjusted EPS excluding the impact of the additional shares issued in February. In addition, and again for comparability, adjusted EPS also excludes the benefit of interest income earned on cash raised in connection with the February share issuance.
Below is a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Reconciliation to Adjusted EPS Excluding Special Items and Impacts of February 2020 Equity Offering	Three Months Ended March 31, 2020
Net income from continuing operations – GAAP	$33.1
Special items, after tax (Attachment 3)	8.6
After tax interest income earned on equity proceeds, included in Interest expense, net	(0.7)
Adjusted net income excluding special items and impact of interest income on equity proceeds	$41.0

Diluted weighted-average shares used to compute earnings per common share	86.7
Weighted-average impact of 15.3 million shares issued in February 2020 equity offering	(9.3)
Diluted weighted-average shares excluding impact of shares issued in February 2020 equity offering	77.4

Adjusted EPS - excluding special items and the net impact of equity offering	$0.53